Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY NAMES DARRELL MCKENNA AS CHIEF OPERATING OFFICER

DALLAS, Texas, December 15, 2011 — Kosmos Energy (NYSE: KOS) announced today that Darrell McKenna has been named as Chief Operating Officer. In this role, McKenna will be responsible for the Company’s global drilling, development, and production functions, as well as Kosmos’ health, environment, and safety programs, beginning January 3, 2012.

Prior to joining Kosmos Energy, McKenna held the position of President of Hess Australia for Hess Corporation. McKenna also served as Vice President of multiple functions at Hess Corporation, including Global Drilling and Completions, Exploration and Production Technology, as well as the Africa Business Unit. Before joining Hess, McKenna held multiple roles of increasing responsibility within the oil and gas industry, including 18 years with Mobil Oil Corporation. McKenna received a Bachelor of Science degree in Petroleum Engineering from the Montana School of Mineral Science and Technology.

“We are very fortunate to have Darrell join the Kosmos team. With over 30 years of energy and leadership experience, Darrell brings a very strong production and operational background to Kosmos Energy, including significant international and West Africa-specific expertise. We have significantly enhanced our capacity as an organization by adding Darrell, which will prove beneficial as we move forward with plans to significantly grow our existing production and discover new petroleum systems over the next few years,” said Brian F. Maxted, President and Chief Executive Officer.

About Kosmos Energy

Kosmos Energy Ltd. is a leading independent oil and gas exploration and production company focused on frontier and emerging areas in West Africa and South America. The Company’s asset portfolio includes existing production, major discoveries and exploration prospects offshore Ghana, as well as exploration licenses with significant hydrocarbon potential offshore Morocco and Suriname and onshore Cameroon. Kosmos is listed on the New York Stock Exchange and is traded under the ticker symbol KOS. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company’s estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although the Company believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to the Company. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and

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uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company’s SEC filings are available on the Company’s website at www.kosmosenergy.com. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:

Investor Relations

Brad Whitmarsh

+1.214.445.9772

bwhitmarsh@kosmosenergy.com